Exhibit 99.3

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named ORITANI proxies to vote your shares in the same manner as if you marked, signed and returned your proxy FINANCIAL CORP. card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on November 13, 2019. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Please mark your votes like this X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS. 1. Approval of the Agreement and Plan of FOR AGAINST ABSTAIN Should the undersigned be present and elect to vote at the Merger, dated as of June 25, 2019, between Special Meeting or at any adjournment thereof and after Valley National Bancorp and Oritani Financial notification to the Secretary of the Company at the Special Corp. pursuant to which Oritani Financial Corp. Meeting of the stockholder’s decision to terminate this proxy, will merge with and into Valley National Bancorp. then the power of said proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked 2. Approval, on a non-binding advisory basis, FOR AGAINST ABSTAIN by sending written notice to the Secretary of the Company of the compensation that will or may become at the address set forth on the Notice of Special Meeting payable to the named executive officers of of Stockholders, or by the filing of a later dated proxy prior Oritani Financial Corp. based on or related to to a vote being taken on a particular proposal at the Special the merger. Meeting. 3. Approval of a proposal to authorize the Oritani FOR AGAINST ABSTAIN Financial Corp. Board of Directors to adjourn The undersigned acknowledges receipt from the Company or postpone the Oritani Financial Corp. special prior to the execution of this proxy of a notice of the Special meeting to a later date, if necessary or appro- Meeting and a proxy statement dated September 23, 2019. priate, to solicit additional proxies in favor of approval of the merger agreement or to vote Mark Box to the right if you plan to attend the Special Meeting. on other matters properly before such special meeting. For address changes and/or comments, please check this box and write/them on the back where indicated. CONTROL NUMBER Signature Signature, if held jointly Date, 2019. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or corporate officer. please give full title as such.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on Thursday, November 14, 2019 The proxy statement is available at https://www.cstproxy.com/oritani/2019 Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side) FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ORITANI FINANCIAL CORP. The undersigned hereby appoints the members of the official proxy committee, consisting of the Board of Directors of Oritani Financial Corp. (the “Company”), with full power of substitution in each, to act as proxy for the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on Thursday, November 14, 2019 at 9:00 a.m., local time, at The Hackensack Golf Club, 880 Soldier Hill Road, Oradell, New Jersey 07649 and at any and all adjournments thereof with all of the powers the undersigned would possess if personally present at such meeting as follows. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” Proposals 1, 2 and 3. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the persons named as proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. (Continued and to be marked, dated and signed, on the other side)